Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of Las Vegas Sands, Inc. and Venetian Casino Resort, LLC of our report dated April 16, 1997 relating to the historical financial statements of Las Vegas Sands, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Los Angeles, California
February 12, 1998